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                                                               EXHIBIT 23(a)






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-51801 of BancTEXAS Group, Inc. on Form S-2 of our report dated March 18, 1994, appearing in the Annual Report on Form 10-K of BancTEXAS Group, Inc. for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registation Statement.



DELOITTE & TOUCHE
Dallas, Texas
March 31, 1994